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                                                                      Exhibit 6b

                                DEALER AGREEMENT

                      FBL INVESTMENT ADVISORY SERVICES, INC.
                             5400 University Avenue
                            West Des Moines, IA 50265


Gentlemen:
     As distributor and principal underwriter , we invite you to become a member of the group of securities dealers (the "Selling Group") authorized to solicit applications to purchase shares ("Applications") of the Money Market Portfolio, Growth Common Stock Portfolio, Aggressive Growth Common Stock Portfolio, High Quality Bond Portfolio, High Yield Bond Portfolio, Ginnie Mae Portfolio, Blue Chip Index Portfolio and Managed Portfolio (sometimes referred to collectively as the "Portfolios" and individually as the "Portfolio") of FBL Series Fund, Inc. (the "Fund") and to service shareholder accounts as hereinafter described but only in those states in which the shares of the respective Funds may legally be offered for sale and only on the following terms:

A.   SOLICITATION OF APPLICATIONS

     1. Applications received from you and accepted by the appropriate Fund will be at the public offering price determined in the manner described in the then current prospectus of such Fund notwithstanding anything to the contrary in this Agreement. The public offering price for the purchase of the shares of a Fund is its net asset value per share.

     2. The procedure relating to the handling of applications shall be subject to instructions which we shall forward from time to time to all members of the Selling Group. All applications are subject to acceptance by us and the Funds at our West Des Moines, Iowa offices and we and the Funds reserve the right, in our and their sole discretion, to reject any application.

     3.  As a member of the Selling Group, you agree:

          (a) To purchase shares only from us or from your customers (other than a securities broker or dealer).

          (b) That you will purchase shares from us only to cover purchase orders already received from your customers, or for your own bona fide investment.

          (c) That you will not purchase shares from your customers at a price lower than the bid price then quoted by or for such Fund. You may, however, sell shares for the account of your customer to the Fund, or to us as agent for such Fund, at the bid price currently quoted by or for such Fund.

          (d) That you will not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding.

     4. You agree that you will promptly forward all customers' applications to us. The Funds will not accept conditional applications.

     5. You agree that the Fund's share price applicable to applications will be such Fund's public offering price next determined after receipt of the application and payment at the office of such Fund in West Des Moines, Iowa in accordance with the then current prospectus of such Fund.

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     6.   Payments for Fund shares purchased must be made at or prior to acceptance of the application at the Fund's office in West Des Moines, Iowa, as contemplated by the application forms furnished by us. Delivery of shares will be made by credit to shareholder accounts or, if requested in writing, by delivery of certificates.

     7. Applications are subject to acceptance by us and the Funds. The Funds reserve the right in their discretion, without notice to you, to suspend sales or withdraw the offering of shares entirely.

     8. No person is authorized to make any representations concerning any Fund or its shares except those contained in such Fund's then current prospectus and any such information as may be authorized by us or such Fund for use as information supplemental to such prospectus. In soliciting applications for shares of a Fund, you shall rely solely on the representations contained in such Fund's then current prospectus and the supplemental information above mentioned.

     9. Additional copies of any prospectus or statement of additional information and any printed information designed as supplemental to such prospectus will be supplied by us to members of the Selling Group in reasonable quantities upon request.

     10. Your acceptance of this agreement constitutes a representation that you are (i) a registered security dealer and a member in good standing of the National Association of Securities Dealers, Inc. and agree to comply with all applicable state and federal laws and rules and regulations applicable to transactions hereunder and to the rules of Fair Practice of the National Association of Securities Dealers, Inc., including specifically Section 26,
Article III thereof. You likewise agree that you will not offer or sell shares of any Fund in any state or other jurisdiction in which they may not lawfully be offered for sale.

B.   SHAREHOLDER SERVICES

     1. You shall provide services to existing and prospective shareholders of the Funds, including, without limitation, assistance in the establishment and maintenance of shareholder accounts and records, forwarding purchase and redemption requests, answering routine client inquiries regarding the Fund, assistance to clients in changing dividend options, account designations and addresses, assisting shareholders with tax information and such other services as we may reasonably request.

     2. You shall also prepare such quarterly reports for us as shall reasonably be required by us.

C.   COMPENSATION

     1. Your acceptance of this agreement constitutes your agreement to become a member of the Selling Group and to render the services, and to assume the obligations, set forth herein for the compensation herein provided. You shall for all purposes herein provided be deemed to be an independent contractor and shall have no authority to act for or represent the Funds or us in any way or otherwise be deemed an agent of the Funds or us, except as expressly provided above.

     2. For the services described herein, we will compensate you for sales of Fund shares at a commission rate of up to 4% and pay a fee to you after the end of each month at the annual rate of 0.15 of 1% of the average aggregate net asset value of the shares of those accounts in the Funds for which you provide services at a level deemed by us to be satisfactory. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

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D.   GENERAL TERMS


     1. This Agreement shall be in substitution of all prior agreements between us regarding the shares of any Fund.

     2. This Agreement shall become effective on the date hereof and shall continue in effect until terminated. This Agreement shall automatically terminate in the event of its assignment and shall terminate with respect to a Fund upon any termination of that Fund's Distribution and Shareholder Servicing Plan and Agreement (the "Plan"). It may be terminated by you on thirty (30) days' written notice. It may also be terminated with respect to a Fund at any time, without payment of any penalty, by vote of a majority of the members of the Board of Directors of such Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan or by a vote of a majority (as defined in the Investment Company Act of 1940) of the Fund's outstanding shares on thirty (30) days' written notice. We reserve the right, in our discretion, without notice, to modify, cancel or assign this agreement, which shall be construed in accordance with the laws of the State of Iowa.

     3. You acknowledge that we may enter into similar agreements with others without your consent.

     4. If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule or otherwise, the remainder shall not be affected thereby.

     5. All communications to us shall be sent to FBL Investment Advisory Services, Inc., 5400 University Avenue, West Des Moines, Iowa, 50265. Any notice to you shall be duly given if mailed or telegraphed to you at your address as registered from time to time with the National Association of Securities Dealers, Inc. This agreement in its entirety is applicable to sales coming from, and only from, the state or states listed on the attached Schedule A as from time to time amended by notice to you. Schedule A is by this reference made a part of this agreement.



                              FBL INVESTMENT ADVISORY SERVICES, INC.


Dated:                             By:
                                      ------------------------------------------
                                          Variable Products Vice President


     The undersigned accepts your invitation to become a member of the Selling Group and agrees to abide by the foregoing terms and conditions.



Dated:                             By:
                                      ------------------------------------------

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                               SCHEDULE A
                                  to
                            DEALER AGREEMENT

                                Arizona
                               Colorado
                                 Idaho
                               Illinois
                                 Iowa
                                Kansas
                               Minnesota
                                Montana
                               Nebraska
                              New Mexico
                             North Dakota
                               Oklahoma
                             South Dakota
                                Utah
                              Wisconsin
                               Wyoming